NEWS RELEASE

POPE RESOURCES ANNOUNCES SUSPENSION OF DISTRIBUTION REINVESTMENT PLAN
POULSBO, WA, November 15, 2019 / PRNewswire/ - Pope Resources (NASDAQ:POPE) announced today that it has suspended its distribution reinvestment plan ("DRP") until further notice. Computershare Trust Company, N.A., (the "Administrator") administers the DRP. Unitholders are not required to take any action, but they may contact the Administrator should they wish to make any changes to their account. Pope Resources can offer no assurances as to whether or when the DRP will be reactivated.
The Administrator may be contacted at the following address: Computershare, P.O. Box 50500, Louisville, KY 40233-5000. In addition, you may call the Administrator at (877) 255-0989 or contact the Administrator via the Internet at www.computershare.com/investor.
About Pope Resources
Pope Resources, a publicly traded limited partnership, and its subsidiaries Olympic Resource Management and Olympic Property Group, own and manage 120,000 acres of timberland and 1,800 acres of development property in Washington. In addition, Pope Resources co-invests in and consolidates three private equity timber funds that own 141,000 acres of timberland in Washington, Oregon, and California. The Partnership and its predecessor companies have owned and managed timberlands and development properties for over 165 years. Additional information on the company can be found at www.poperesources.com. The contents of our website are not incorporated into this release or into our filings with the Securities and Exchange Commission.

Contact:
Daemon Repp
Vice President and Chief Financial Officer
(360) 697-6626
investors@orminc.com

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